Exhibit 99.2

                                                                    News Release
                                                           FOR IMMEDIATE RELEASE
Contacts:   Chuck Coppa, CFO or Bob Davis, CEO
           GreenMan Technologies, 781/224-2411

    GreenMan Technologies, Inc. Reports Fourth Quarter and Year End Results;
                      Year End Revenues Increase 8 Percent;
                 Year End Product Revenues Increase 66 Percent;

      LYNNFIELD, Massachusetts - January 5, 2004-- GreenMan Technologies, Inc. (AMEX: GRN) today announced results for its fourth quarter and fiscal year ended September 30, 2003.

      Bob Davis, GreenMan's President and Chief Executive Officer said" Fiscal 2003 represented a year in GreenMan's history characterized by several significant challenges."

      Mr. Davis added, "In order to position GreenMan to be stronger, more profitable and enhance shareholder value in the future, we began initiatives during the first quarter of fiscal 2003 to upgrade existing operations, expand into new geographic locations to maximize existing transportation and marketing infrastructures, and continue to identify better and more profitable uses for existing and new products. We anticipated that a majority of the funding to implement these initiatives would come from our principal lender, which unfortunately was closed by the Commissioner of Financial Institutions of the State of California in February 2003, shortly after we received verbal approval to move forward."

      "On March 31, 2003, a portion of our Georgia facility and several pieces of waste wire processing equipment were damaged by a fire resulting in increased disposal costs and reduced product revenue in Georgia that will continue until the equipment is re-installed and operational. We currently estimate the equipment to be operational in March 2004.

      "Despite these events, we pursued critical projects with the cooperation of our vendors and, regional bankers, and through the use of a significant amount of internally generated resources. We were able to complete four major performance enhancing projects totaling over $3 million during fiscal 2003; (1) a complete rebuild of the shredding and waste wire processing infrastructure in Iowa; (2) installation of additional size reduction equipment in Georgia and Minnesota to meet customer demands for smaller sized fuel chips; (3) installation of our third waste wire processing equipment line in Minnesota and
(4) opening of a scaled-down size reduction plant in Tennessee. The estimated cost savings realized by processing Tennessee-sourced tires locally instead of transporting them to Georgia will exceed $70,000 per month."

      "As a result of these challenges and inherent delays, we were unable to complete all planned growth initiatives during fiscal 2003. We met our customer needs, but not our performance expectations. Nonetheless, we enter fiscal 2004 with a solid operating infrastructure in the Midwest; improved and enhanced capabilities in the West and Southeast; and more than double our fiscal 2003 corporate-wide crumb rubber production capacity. Our commitment to make the correct long term decisions for GreenMan's growth and prosperity remains undaunted as does our confidence in our business strategy which encompasses a combination of continued internal growth, product expansion/extension, external growth via acquisition and strategic partnerships."

GreenMan will hold a conference call on Tuesday, January 6, 2003 at 12:00 PM (Eastern Time) to discuss the results for its fourth quarter and fiscal year ended September 30, 2003. To participate please call 1-800-937-6563 and ask for the GreenMan call.

GreenMan Technologies, Inc. Press Release
January 5, 2004                                                           Page 2
--------------------------------------------------------------------------------

Three Months ended September 30, 2003 Compared to the Three Months ended September 30, 2002

     Net sales for the three months ended September 30, 2003 were $8,409,000 compared to last year's net sales of $8,407,000, which included approximately $496,000 of net sales and 538,000 passenger tire equivalents associated with GreenMan's majority owned joint venture which was divested on April 1, 2003. In addition, several large tire pile cleanup projects accounting for over 4 percent of the total passenger tire equivalents processed during the three months ended September 30, 2002 were completed during 2002. These decreases were offset by a thirty nine percent increase in end product sales which accounted for 32 percent of consolidated revenues for the three months ended September 30, 2003 as compared to 20 percent for the same period last year. GreenMan shipped almost 65 percent more crumb rubber during the three months ended September 30, 2003, as compared to the three months ended September 30, 2002 despite processing 4 percent less tires due to reasons cited above.

     Gross profit for the three months ended September 30, 2003 was $1,053,000 or 13 percent of net sales as compared to $1,574,000 or 19 percent of net sales for the three months ended September 30, 2002. The decrease was attributable to:
(1) the completion of several large tire pile cleanups completed during the summer 2002; (2) decreased product revenue in Georgia as a result of the March 31, 2003 waste wire processing equipment fire and which management estimates to exceed $300,000; (3) more than $250,000 of excess transportation costs necessitated by processing Tennessee-sourced tires at our Georgia facility until our Nashville facility commences full operation; (4) approximately $200,000 of operating inefficiencies including increased parts, repair and maintenance costs due to excessive equipment downtime in Georgia during the quarter and (5) previously reported corporate-wide insurance cost increases of more than $135,000 per quarter.

     Selling, general and administrative expenses for the quarter ended September 30, 2003 were $1,306,000 or 16 percent of net sales as compared to $1,415,000 or 17 percent of net sales for the three months ended September 30, 2002. The reduction was attributable to reduced headcount, the divestiture of GreenMan's majority owned joint venture in April 2003 and the elimination of approximately $100,000 of one-time charges incurred in the prior year associated with GreenMan's initial listing on the American Stock Exchange. These reductions were offset by approximately $93,000 associated with the initial startup of GreenMan's Tennessee operation.

     During the quarter ended September 30, 2003, GreenMan recorded a non-cash impairment loss of $261,000 associated with the reconfiguration of it's Wisconsin operation and the write-down of certain idle assets to their net realizable value.

     In addition to the disruption of operations and lost revenues caused by the March 2003 fire, the Georgia plant incurred additional direct costs relating to damaged equipment and excess disposal costs totaling approximately $216,000 which was offset by an insurance recovery of $722,000 relating to claims submitted through September 30, 2003.

     GreenMan's net loss for the quarter ended September 30, 2003 was $386,000 or $.02 per share as compared to net income of $126,000 or $.01 per share for the quarter ended September 30, 2002, which included $260,000 of other income associated with recognition of a deferred tax benefit. {Note: Total charges associated with the: recognition of non-cash impairment losses; inefficiencies and excess costs associated with excessive downtime in Georgia during the quarter; excess Tennessee related transportation; increased insurance costs and initial start up costs associated with our new Tennessee operation were approximately $940,000 for the quarter ended September 30, 2003}.

GreenMan Technologies, Inc. Press Release
January 5, 2004                                                           Page 3
--------------------------------------------------------------------------------

Year ended September 30, 2003 Compared to the Year ended September 30, 2002

      Net sales for the year ended September 30, 2003 increased 8 percent or $2,228,000 to $29,680,000 as compared to $27,452,000 for the year ended
September 30, 2002, which included approximately $940,000 of net sales and about 1 million passenger tire equivalents associated with GreenMan's majority owned joint venture in Oklahoma which was divested on April 1, 2003. In addition, several large tire pile cleanup projects accounting for 10 percent of the total passenger tire equivalents processed during the year ended September 30, 2002 were completed during 2002.

      The increase was primarily attributable to the inclusion of operations of three new subsidiaries formed in connection with fiscal 2002 acquisitions as well as increased end product sales which accounted for 25 percent of consolidated revenues for the year ended September 30, 2003 as compared to 17 percent for the same period last year. GreenMan processed 28.6 million passenger tire equivalents during the year ended September 30, 2003, as compared to 26.3 million passenger tire equivalents for the year ended September 30, 2002 and crumb rubber shipments increased four fold to over 26.5 million pounds of crumb rubber during the year ended September 30, 2003. The overall quality of revenue (revenue per passenger tire equivalent) benefited from increased end product sales which offset an 11 percent overall reduction in tipping fees and lower volumes in certain markets in response to economic conditions, world events and completion of several large on-going tire pile cleanups during the summer of 2002.

     Gross profit for the year ended September 30, 2003 was $3,978,000 or 13 percent of net sales as compared to $6,255,000 or 23 percent of net sales for the year ended September 30, 2002. The decrease was attributable to: (1) completion of several large tire pile cleanups completed during 2002; (2) more than $800,000 of excess transportation costs necessitated by processing Tennessee-sourced tires at our Georgia facility until the previously announced Nashville facility commences full operation; (3) decreased product revenue in Georgia as a result of the March 31, 2003 waste wire processing equipment fire and which management estimates to exceed $700,000 after considering insurance recovery; (4) previously reported corporate-wide insurance cost increases of more than $135,000 per quarter; (5) approximately $400,000 of operating inefficiencies associated with the transition of Wisconsin operations to a whole tire transfer station which was completed during the first quarter of fiscal 2004; (6) $260,000 of increased raw material costs incurred by GreenMan Technologies of Iowa resulting from the need to supplement crumb rubber feedstock requirements externally during periods of seasonally lower inbound volumes; (7) approximately $250,000 relating to operating and startup losses associated with a new kiln relationship, which was terminated December 31, 2002 and the commercialization of our roofing shingle project; (8) approximately $150,000 relating to costs specifically associated with operational disruptions and increased transportation costs due to a complete shredding equipment upgrade at GreenMan of Iowa which was completed in February 2003; an (9) over $125,000 in lost profitability due to boiler problems experienced at two large TDF customers and which were corrected in June 2003.

     Selling, general and administrative expenses for the year ended September 30, 2003 were $5,435,000 or 18 percent of sales as compared to $4,398,000 or 16 percent of sales for the year ended September 30, 2002. The results for the year ended September 30, 2003, include the operations of the three referenced new subsidiaries formed in connection with fiscal 2002 acquisitions and the majority owned joint venture formed in fiscal 2002 and divested in April 2003 and approximately $411,000 associated with the initial startup and limited operations of our new Tennessee operation.

     During the year ended September 30, 2003, GreenMan recorded a non-cash impairment loss of $261,000 associated with the reconfiguration of our Wisconsin operation and the write-down of certain idle assets to their net realizable value.

     In addition to the disruption of operations and lost revenues caused by the March 2003 fire, GreenMan also incurred additional direct costs relating to damaged equipment and excess disposal costs totaling approximately $390,000 which was offset by an insurance recovery of $821,000 relating to claims submitted through September 30, 2003.

     GreenMan reported a net loss of $2,893,000 or $.18 per basic share for the year ended September 30, 2003 as compared to net income of $1,018,000 or $.07 per basic share for the year ended September 30, 2002, which included $178,000 of other income associated with forgiveness of debt and a deferred tax benefit of approximately $270,000. {Note: Total charges associated with excess Tennessee- related transportation; increased insurance and crumb rubber raw material costs; initial start up costs and limited operating conditions associated with our new Tennessee operation; the Iowa upgrade; the terminated kiln relationship and commercialization of our roofing shingle project; the Wisconsin transition; the non-cash impairment loss; boiler problems at two large TDF customers and the Georgia fire are estimated by management to have exceeded $3,200,000 for the year ended September 30, 2003}


"Safe Harbor" Statement: Under the Private Securities Litigation Reform Act With the exception of the historical information contained in this news release, the matters described herein contain `forward-looking' statements that involve risk and uncertainties that may individually or collectively impact the matters herein described, including but not limited to product acceptance, economic, competitive, governmental, results of litigation, technological and/or other factors outside the control of the Company, which are detailed from time to time in the Company's SEC reports, including the reports on Form 10-KSB for the quarter ended June 30, 2003 and on Form 10-KSB for the fiscal year ended September 30, 2002. The Company disclaims any intent or obligation to update these "forward-looking" statements.

GreenMan Technologies, Inc. Press Release
January 5, 2004                                                          Page 4
--------------------------------------------------------------------------------

Condensed Consolidated Statements of Income
--------------------------------------------------------------------------------

                                              Three Months Ended                  Year Ended
                                         September 30,   September 30,   September 30,   September 30,
                                             2002            2003             2002            2003
                                         -------------   -------------   -------------   -------------
Net sales ............................   $ 8,407,000     $ 8,409,000     $27,452,000     $29,680,000
Cost of sales ........................     6,833,000       7,356,000      21,197,000      25,702,000
                                         -----------     -----------     -----------     -----------
Gross profit .........................     1,574,000       1,053,000       6,255,000       3,978,000
                                         -----------     -----------     -----------     -----------

Selling, general and administrative ..     1,415,000       1,306,000       4,398,000       5,435,000
Impairment loss ......................            --         261,000              --         261,000
                                         -----------     -----------     -----------     -----------
                                           1,415,000       1,567,000       4,398,000       5,696,000
Operating profit (loss) ..............       159,000        (514,000)      1,857,000      (1,718,000)
                                         -----------     -----------     -----------     -----------
Other (expenses) income, net .........      (293,000)        128,000      (1,043,000)     (1,174,000)
                                         -----------     -----------     -----------     -----------
Net income (loss) before income tax ..      (134,000)       (386,000)        814,000      (2,892,000)
Income tax (benefit) provision .......      (260,000)             --        (204,000)          1,000
                                         -----------     -----------     -----------     -----------
Net income (loss) ....................   $   126,000     $  (386,000)    $ 1,018,000     $(2,893,000)
                                         ===========     ===========     ===========     ===========

Net income (loss) per share - basic ..   $      0.01     $     (0.02)    $      0.07     $     (0.18)
                                         ===========     ===========     ===========     ===========

Weighted average shares outstanding ..    15,449,000      15,974,000      14,587,000      15,795,000
                                         ===========     ===========     ===========     ===========

--------------------------------------------------------------------------------
Condensed Consolidated Balance Sheet Data
--------------------------------------------------------------------------------

                                                                        September
                                                         September         30,
                                                         30, 2002          2003
                                                       --------------  -------------
                             Assets
Current assets ......................................    $ 6,352,000    $ 6,405,000
Property, plant and equipment (net) .................     10,845,000     11,250,000
Goodwill and customer relationships (net)............      3,414,000      3,414,000
Other assets ........................................      1,342,000      1,026,000
                                                         -----------    -----------
                                                         $21,953,000    $22,095,000

               Liabilities and Stockholders' Equity

Current liabilities .................................     $6,784,000    $10,362,000
Notes payable, non-current ..........................      7,365,000      6,702,000
Capital lease obligations, non-current...............      2,176,000      1,987,000
Other liabilities, non-current.......................         65,000         65,000
Stockholders' equity ................................      5,563,000      2,979,000
                                                         -----------    -----------
                                                         $21,953,000    $22,095,000